Exhibit 99.1

☒ PLEASE: MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY ALLIED BANCSHARES, INC.

SPECIAL MEETING OF STOCKHOLDERS , 2007		For	Against	Abstain

	1. The merger of Allied Bancshares, Inc. with and into Buckhead Community Bancorp, Inc.	☐	☐	☐

The undersigned hereby appoints Jackson P. Turner and Brent H. Baker, or either of them, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Special Meeting of Stockholders (“Special Meeting”) to be held at , on , 2007 at a.m., Georgia time. The named proxies are authorized to cast all votes to which the undersigned is entitled as follows:
		For	Against	Abstain

	2. Authorization to adjourn the Special Meeting.	☐	☐	☐

Please be sure to sign and Date:	PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING		>	☐
date this Proxy in the box below.	The Board of Directors recommends a vote “FOR” each of the listed proposals.

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THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH SPECIAL MEETING, THIS PROXY WILL BE VOTED BY THE NAMED PROXIES AS DIRECTED BY THE BOARD OF DIRECTORS AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING.

Stockholder sign above Co-holder (if any) sign above

Please complete and date this proxy and return it promptly in the enclosed postage-prepaid envelope.

ALLIED BANCSHARES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Should the above-signed be present and elect to vote at the Special Meeting or at any adjournment thereof and after notification to the President of the Company at the Special Meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the President of the Company at the address set forth on the Notice of Special Meeting of Stockholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Special Meeting.

The above-signed acknowledges receipt from the Company prior to the execution of this proxy of the notice of the Special Meeting, and the proxy statement-prospectus to stockholders.

Please sign exactly as your name appears on this proxy card. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title.

PLEASE COMPLETE AND DATE THIS PROXY AND RETURN IT PROMPTLY

IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

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